UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 4, 2017

Accelera Innovations, Inc.

(Exact name of registrant as specified in charter)

DELAWARE

(State or other Jurisdiction of Incorporation or Organization)

000-53392	20511 Abbey Drive Frankfort, Illinois 60423	26-2517763
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(866) 920-0758

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 8.01 Other Events

On September 29, 2017, Accelera Innovations, Inc. (the “Company”) received a SEC lawsuit against Accelera Innovations Inc., Synergistic Holdings LLC and Geoffrey Thompson; Jury Trial Demanded Civil Action No: 1:17-cv-7052. Accelera has retained counsel and will be defending company in lawsuit.

NATURE OF THE ACTION

This matter involves accounting fraud and disclosure violations by Defendant Accelera Innovations, Inc. (“Accelera”) and its founder and Chairman, Defendant Geoffrey J. Thompson. Accelera and Thompson misled the investing public about Accelera’s finances and its technology.

2. Accelera’s public filings were supposed to reflect Accelera’s financial condition, but in reality, they included the revenues of an entirely separate company. Accelera inflated its financial results in its public filings by including the revenues of a company that it did not own or control. By including the financial results of another company, Accelera painted a rosier picture of its finances than was accurate, misleading the investing public about its true financial condition.

3. From 2013 through 2015, following the purported acquisition of Behavioral

Health Care Associates (“BHCA”), Accelera consolidated all of BHCA’s revenue in Accelera’s financial statements. Thompson signed the annual reports on behalf of Accelera. However, Accelera never owned or controlled BHCA. The acquisition never took place. Instead, Accelera had an unfulfilled purchase agreement stating that ownership in BHCA would pass only after Accelera paid for the shares. Accelera never paid a single dollar for BHCA.

4. Accelera also misled the investing public about its intellectual property. Accelera reported that it was providing proprietary software technology when, in reality, it never did.

5. From at least 2013 through its 2015 Form 10-K, Accelera touted its purported proprietary software technology in public filings and private solicitations. Accelera portrayed itself as a provider of software when, in reality, it was not providing software to anyone.

6. Defendants also violated the securities laws by selling unregistered securities. From approximately January 2012 through September 2014, Thompson, acting through Accelera and Synergistic Holdings, LLC (“Synergistic”), sold approximately $1.7 million worth of Accelera stock to investors. The sales of those Accelera shares were not registered or subject to any exemption from registration.

7. By engaging in the conduct described above, Accelera violated Section 13(a) of the Securities Exchange Act of 1934 (“Exchange Act”), 15 U.S.C. § 78m(a), and Rules 13a-1 and 13a-13 thereunder, 17 C.F.R. §§ 240.13a-1 and 240.13a-13, and Thompson aided and abetted Accelera’s violations of Section 13(a) and Rules 13a-1 and 13a-13 thereunder. Accelera and Thompson also violated Section 10(b) of the Exchange Act, 15 U.S.C. § 78j(b), and Rule 10b-5 thereunder, 17 C.F.R. § 240.10b-5, as well as Section 17(a) of the Securities Act of 1933 (“Securities Act”), 15 U.S.C. § 77q(a). Finally, Accelera, Thompson, and Synergistic violated Section 5(a) and (c) of the Securities Act, 15 U.S.C § 77e(a) and (c).

8. The SEC brings this action pursuant to Section 20(b) and (d) of the Securities Act, 15 U.S.C. § 77t(b) and (d), and Section 21(d) and (e) of the Exchange Act, 15 U.S.C. § 78u(d) and (e).

9. The Court has jurisdiction over this action pursuant to Section 22 of the Securities Act, 15 U.S.C. § 77v, and Section 27 of the Exchange Act, 15 U.S.C. § 78aa. Defendants have, directly or indirectly, made use of the means and instrumentalities of interstate commerce, of the mails, or of the facilities of a national securities exchange in connection with the acts, practices and courses of business alleged in this Complaint.

10. Venue is proper in this Court pursuant to Section 22 of the Securities Act, 15

U.S.C. § 77v, and Section 27 of the Exchange Act, 15 U.S.C. § 78aa, because many of the acts, transactions, and courses of business constituting the violations alleged in this Complaint occurred within the jurisdiction of the United States District Court for the Northern District of Illinois and elsewhere. Moreover, Defendants reside and transact business in this district.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERA INNOVATIONS, INC.
(Registrant)

Date: October 4, 2017
	By:	/s/ Geoff Thompson
Geoff Thompson
Interim CEO, CFO